Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, BellSouth Debenture-Backed Series 2002-8 *CUSIP: 21988G445

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of    December 1, 2005.....                                     $0.00
         Scheduled Income received on securities.....              $2,348,850.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to the Holders.....                         -$2,348,850.00
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of    June 1, 2006.....                                         $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    December 1, 2005.....                                     $0.00
         Scheduled Principal received on securities.....                   $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of    June 1, 2006.....                                         $0.00


             UNDERLYING SECURITIES HELD AS OF       June 1, 2006

           Principal Amount
              ---------                         Title of Security
                                                -----------------
             $67,110,000        BellSouth Telecommunications, Inc. 7% Debentures
                                due December 1, 2095
                                *CUSIP:        079867AP2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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